Exhibit 32.1
CERTIFICATION OF THE CEO AND ACTING CFO OF ATARI, INC.
PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Atari, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David R. Pierce, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Curtis G. Solsvig III
	Name:	Curtis G. Solsvig III
	Title:	Chief Restructuring Officer (principal executive officer)

Date: February 12, 2008